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                                                                       Exhibit 3

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES

                            AND RIGHTS OF CONVERTIBLE

                            PREFERRED STOCK, SERIES F

                                       OF

                     MEHL/BIOPHILE INTERNATIONAL CORPORATION

                  MEHL/Biophile International Corporation (the "CORPORATION"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, of the Corporation, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation as of December 2, 1997, adopted resolutions providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of one thousand five hundred (1,500) shares of Convertible Preferred Stock, Series F, of the Corporation, as follows:

                  RESOLVED, that the Corporation is authorized to issue 1,500 shares of Convertible Preferred Stock, Series F, $10 par value (the "PREFERRED SHARES"), which shall have the following powers, designations, preferences and other special rights:

                           1. Dividends. The holders of the Preferred Shares
                  shall be entitled to participate in any dividends declared by the Corporation pari passu with the holders of the Company's Common Stock on an as-if-converted basis.

                           2. Conversion of Preferred Shares. The holders of the
                  Preferred Shares shall have the right, at their option, to convert the Preferred Shares into shares of Common Stock on the following terms and conditions:

                                    a.      Conversion Right.  Each Preferred
                           Share shall be convertible at any time after 40 days after the original issuance of such Preferred Shares





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                  by the Corporation into fully paid and nonassessable shares
                  (calculated to the nearest whole share) of Common Stock, at the conversion price per share (the "CONVERSION PRICE"), as defined in Section 2(b), below, in effect at the time of conversion determined as hereinafter provided. Each Preferred Share shall have a value of One Thousand Dollars ($1,000) (the "STATED VALUE") for the purpose of such conversion and the number of shares of Common Stock issuable upon conversion of each of the Preferred Shares shall be determined by dividing the Stated Value thereof by the Conversion Price then in effect. Every reference herein to the Common Stock of the Corporation (unless a different intention is expressed) shall be to the shares of the Common Stock of the Corporation, $.01 par value, as such stock exists immediately after the issuance of the Preferred Shares provided for hereunder, or to stock into which such Common Stock may be changed from time to time thereafter.

                                    b. Conversion Price. Subject to adjustment
                  pursuant to Sections 2(c) and 2(e), below, the Conversion Price shall be seventy-five percent (75%) (the "CONVERSION PERCENTAGE") of the Average Market Price (as defined below) for the Common Stock for the five (5) consecutive trading days ending one trading day prior to the date of the Conversion Notice (as defined below).

                           "AVERAGE MARKET PRICE" of any security for any period
                  shall be computed as the arithmetic average of the closing bid prices for such security for each trading day in such period on the Nasdaq SmallCap Market, or, if the Nasdaq SmallCap Market is not the principal trading market for such security, on the principal trading market for such security, or, if market value cannot be calculated for such period on any of the foregoing bases, the average fair market value during such period as reasonably determined in good faith by the Board of Directors of the Corporation (all as appropriately adjusted for any stock dividend, stock split, or other similar transaction during such period or between the end of such period or between the end of such period and the date of conversion or dividend payment, as applicable).

                                    c. Adjustment to Conversion Percentage. If,
                  as of the end of any month which ends after the date which is 40 days after the original issuance of any Preferred Shares, there remain outstanding any Preferred Shares and during such month then ended the Average Market Price for the Common Stock for the five consecutive trading days prior to the end of such month is less than $1.50 (subject to adjustment in accordance with the principles of Section 2(e) below), then, in each such case, the Conversion Percentage then in effect shall be reduced by 2%.

                                    d.      Conversion Notice.  On presentation
                  and surrender to the Corporation (or at any office or agency maintained for the transfer of the Preferred Shares) of the certificates of Preferred Shares so to be converted, duly endorsed in blank for transfer or accompanied by proper instruments of



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                  assignment or transfer in blank (a "CONVERSION NOTICE"), the holder of such Preferred Shares shall be entitled, subject to the limitations herein contained, to receive in exchange therefor a certificate or certificates for fully paid and nonassessable shares, which certificates shall be delivered by the second trading day after the date of delivery of the Conversion Notice, and cash for fractional shares, of Common Stock on the foregoing basis. The Preferred Shares shall be deemed to have been converted, and the person converting the same to have become the holder of record of Common Stock, for all purposes as of the date of delivery of the Conversion Notice.

                                    e. (i) Adjustments for Dividends,
                  Subdivisions or Combinations. If the Corporation shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend on its outstanding shares of Common Stock, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of the Preferred Shares shall be increased by the same percentage as the percentage increase in the number of outstanding shares of Common Stock as a result of the subdivision or stock dividend, effective at the close of business on the date of such subdivision or stock dividend. If the Corporation shall at any time combine the shares of outstanding Common Stock, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable upon conversion of the Preferred Shares shall be decreased by the same percentage as the percentage decrease in the number of shares of outstanding Common Stock as a result of the combination, effective at the close of business on the date of such combination.

                                            (ii) Adjustments for Reorganizations
                  and Reclassifications. In case, at any time after the date hereof, of any capital reorganization (other than a merger or other reorganization in which the Corporation is the continuing entity and that does not result in any change in the Common Stock) or any reclassification of the Common Stock of the Corporation (other than as a result of a stock dividend or subdivision, split or combination of shares), the Preferred Shares shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the Preferred Shares immediately prior to such reorganization or recapitalization would have been entitled upon such reorganization or reclassification; and, in any such case, appropriate adjustment (including, without limitation, adjustment to the Conversion Price) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Preferred Shares, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any share of stock or other property thereafter deliverable upon the conversion.




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                                    f.      Fractional Shares.  The Corporation
                  shall not issue any fraction of a share of Common Stock upon any conversion, but shall pay in cash therefor at the Conversion Price then in effect multiplied by such fraction.

                                    g. Reservation of Shares. The Corporation
                  shall, so long as any of the Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding.

                                    h. Taxes. The Corporation shall pay any and
                  all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Preferred Shares as herein provided. The Corporation shall not be required in any event to pay any transfer or other taxes by reason of the issuance of such Common Stock in names other than those in which the Preferred Shares surrendered for conversion are registered on the Corporation's records, and no such conversion or issuance of Common Stock shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax, or has established to the satisfaction of the Corporation and its transfer agent, if any, that such tax has been paid.

                           3. Voting Rights. Holders of Preferred Shares shall
                  have no voting rights, except as required by law and by
                  Section 7 hereof.

                           4. Redemption. Subject to the following terms and
                  conditions, the Corporation, at its option, may redeem from time to time all or any portion of the then outstanding Preferred Shares:

                                    a. The Corporation may, commencing on the
                  date of issuance of any Preferred Shares and ending on the date which is 40 days after the date of such issuance, redeem such Preferred Shares at the Redemption Price, as defined in
                  Section 4(b) below, payable in cash. With respect to any redemption of such shares, the Corporation must give written notice (the "REDEMPTION NOTICE") by certified mail (postage prepaid, return receipt requested) or by overnight courier to the holders of the Preferred Shares to be redeemed at least two days prior to the scheduled date of redemption (the "REDEMPTION DATE"). The Redemption Notice shall be addressed to each such shareholder at the address of such holder appearing on the books of the Corporation or given by such holder to the Corporation for the purpose of notice. The Redemption Notice shall state the Redemption Date, the Redemption Price (as hereinafter defined), and the number of Preferred Shares of such holders to be redeemed and shall call upon such holder to surrender to the Corporation on the Redemption Date at the place designated in the Redemption Notice such holder's certificate or certificates representing the shares to be redeemed. On or after the Redemption Date, each



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                  holder of Preferred Shares called for redemption shall
                  surrender the certificate evidencing such Preferred Shares to the Corporation (except that, if fewer Preferred Shares are outstanding on the Redemption Date than were called for redemption due to the Holder's conversion of some or all of its outstanding Preferred Shares into Common Stock between the date of the Redemption Notice and the Redemption Date, then such number of Preferred Shares shall be reduced to the number of such Preferred Shares which are still outstanding) at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price. If less than all of the outstanding Preferred Shares are to be redeemed for any reason, then the Corporation shall redeem a pro rata portion from each holder of Preferred Shares according to the respective number of Preferred Shares held by such holder.

                                    b. The Preferred Shares shall be redeemed at
                  a cash price (the "REDEMPTION PRICE") equal to the product of
                  (i) 1.25 multiplied by (ii) the Stated Value multiplied by
                  (iii) the number of Preferred Shares actually redeemed.

                                    c. From and after the Redemption Date
                  (unless default shall be made by the Corporation in duly paying the Redemption Price, in which case all the rights of the holders of such shares shall continue) the holders of the shares of the Preferred Shares called for redemption shall cease to have any rights as shareholders of the Corporation relating to such shares, except (i) the right to receive, without interest other than as payable under Section 4(b), above, the Redemption Price and (ii) if less than all of the Preferred Shares represented by the certificate(s) surrendered by the holder for redemption are actually redeemed, the right to receive forthwith from the Corporation a new certificate for the unredeemed shares, and the redeemed shares shall not thereafter be transferred (except with the written consent of the Corporation) on the books of the Corporation and shall not be deemed outstanding for any purpose whatsoever. The Preferred Shares not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.

                                    d.  There shall be no redemption of any
                  Preferred Shares of the Corporation where such action would be in violation of applicable law.

                                    e. Upon any redemption of Preferred Shares
                  pursuant to this Section 4, the Preferred Shares which are so redeemed shall not be reissued and, upon such redemption, the number of authorized shares of the series to which the shares of such Preferred Shares belonged shall be reduced by the number of shares so redeemed.

                           5. Liquidation, Dissolution, Winding Up. In the event
                  of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Corporation, whether from capital or from earnings



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                  available for distribution to its stockholders (the "PREFERRED
                  FUNDS"), before any amount shall be paid to the holders of the Common Stock, an amount equal to the Stated Value per Preferred Share plus any accrued and unpaid dividends, provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Corporation that are of equal rank with the Preferred Shares as to payments of Preferred Funds (the "PARI PASSU SHARES"), then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a percentage of the full amount of Preferred Funds payable to all holders of Preferred Shares and Pari Passu Shares. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation nor merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation. No holder of Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Corporation other than the amounts provided for herein.

                           6. Preferred Rank. All shares of Common Stock and any
                  series of preferred stock as may be issued after the date hereof by the Corporation shall be of junior rank to all Preferred Shares in respect to the preferences as to payments of dividends and/or other distributions, including, without limitation, distributions and payments upon the liquidation, dissolution or winding up of the Corporation. The rights of the holders of shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares.

                           7. Vote to Change the Terms of Preferred Shares. The
                  affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares shall be required to:

                                    a.  amend, alter, change or repeal any of
                  the powers, preferences, privileges or rights of the Preferred Shares; or

                                    b. create any new class or series of shares having preferences prior to the Preferred Shares as to dividends or assets; or

                                    c.  amend the provisions of this Section 7;
                  or





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                                   d.  alter or change any of the powers,
                  preferences, privileges or rights of the Common Stock.

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Thomas L. Mehl, Sr. its President, this 2nd day of December 1997.


                                            MEHL/BIOPHILE INTERNATIONAL
                                            CORPORATION



                                            By:  /s/ Thomas L. Mehl, Sr.
                                                        President





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